Exhibit 99.2

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3104

HEALTH MANAGEMENT ASSOCIATES, INC.

ANNOUNCES 2007 OBJECTIVES

NAPLES, FLORIDA (February 22, 2007) Health Management Associates, Inc. (NYSE: HMA) announced today its 2007 objectives.

“I am pleased to announce our objectives for 2007,” stated Joseph V. Vumbacco, Chief Executive Officer and Vice Chairman of HMA. “Today, in compliance with Regulation FD, and to ensure appropriate and accurate coverage by the financial markets, we are disclosing our objectives for 2007.”

2007 OBJECTIVES:
AVERAGE HOSPITAL QSM SCORE:	90% or better
REVENUE (in millions):	$4,000 to $4,200
EBITDA (in millions):	$721 - $771
DILUTED EARNINGS PER SHARE:	$0.71 - $0.81
AVERAGE SHARES OUTSTANDING (diluted)	245,000,000
SAME HOSPITAL ADMISSIONS GROWTH:	1% to 2%
SAME HOSPITAL SURGERIES GROWTH:	1% to 2%
SAME HOSPITAL REVENUE GROWTH:	5% to 7%
CAPITAL EXPENDITURES (in millions):	$200 to $210
DAYS SALES OUTSTANDING:	50 to 56 days
BAD DEBT EXPENSE AS % OF NET REVENUE:	5% to 6%
ACQUISITION OBJECTIVE:	1 to 3 acquisitions
DEPRECIATION & AMORTIZATION (in millions):	$210 - $220
INTEREST EXPENSE (in millions):	$225 - $235

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Health Management Associates, Inc./Page 2

HMA owns and operates general acute care hospitals in non-urban communities located throughout the United States. Upon completion of the previously announced divestiture of three hospitals, HMA will operate 58 hospitals in 14 states with approximately 8,400 licensed beds.

All references to “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. or its affiliates.

Certain statements contained in this release, including, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” “optimistic,” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include projections of revenue, income or loss, capital expenditures, capital structure, debt structure, or other financial items, statements regarding the plans and objectives of management for future operations, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact.

Statements made throughout this release are based on current estimates of future events, and HMA has no obligation to update or correct these estimates. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially as a result of these various factors.

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